Exhibit 10.1

SENIOR SECURED PROMISSORY NOTE

Effective Date:	December 14, 2021
Borrower:	Tersus Power, Inc.
Principal Amount:	$500,000
Interest Rate:	5% per Annum

THEREFORE, FOR VALUE RECEIVED, and subject to certain rights and conditions set forth herein, Tersus Power, Inc., a Nevada corporation with an address at 1980 Festival Dr., Suite 300, Las Vegas, NV 89135 (the “Borrower”), promises to pay to the order of Global Technologies, Ltd., a Delaware limited company (“Lender”), or to its order, at its address 501 1st Ave N., Suite 901, St. Petersburg, FL 33701, or at such other place as the Lender may designate, in lawful money of the United States of America, the principal sum of Five Hundred Thousand Dollars US ($500,000), or so much thereof as shall have been advanced and is outstanding (“Principal”) together with interest on the outstanding Principal balance, until paid in full in accordance with the terms, conditions and provisions as hereinafter set forth in this Senior Secured Promissory Note (the “Note”). Borrower understands that the Lender may transfer this Note. The Lender or anyone who takes this Note by transfer and who is entitled to receive payments under this Note is called the “Note Holder.”

Borrower and Lender each acknowledge that this is a business loan and that the Principal amount of this Note shall be used by Borrower for business purposes including, but not limited to, leasing and/or acquiring interest in real property with access to a sufficient supply of power (“Real Property”), purchasing and installing equipment specific to Borrower’s Hydrogen fueling stations, costs associated with the Borrower’s intellectual property (“IP”) and paying for costs and expenses incurred in the ordinary course of Borrower’s business. This Note is secured by the assets of Borrower, which includes the Real Property and all capital improvements and infrastructure assets, and improvements related thereto and the IP.

THE OBLIGATIONS DUE UNDER THIS NOTE ARE SECURED BY A SECURITY AGREEMENT DATED AS OF THE DATE HEREOF AND EXECUTED BY BORROWER FOR THE BENEFIT OF LENDER. ADDITIONAL RIGHTS OF LENDER ARE SET FORTH IN THE SECURITY AGREEMENT.

1. Terms of Payment.

(a) Borrower shall pay to Lender the Principal amount of this Note ($500,000), or so much thereof as shall have been advanced as shown on Exhibit “B”, plus interest at a rate set forth in Section 2 of this Note.

(b) The Loan shall be amortized over 25 years.

(c) Borrower shall pay the full amount of all outstanding principal and interest in one balloon payment on December 14, 2026 (the “Maturity Date”).

(d) The entire unpaid obligation outstanding under this Note shall become due and payable on the Maturity Date. Failure to pay the amounts due in accordance with the terms of this Note shall be a default under the terms of this Note. Any payments received prior to the Maturity Date shall be applied to Interest accrued on the Principal first then to Principal.

(e) All payments under this Note shall be paid in currency of the United States of America, which at the time of payment is lawful for the payment of public and private debts. All payments shall be made payable to Lender and mailed or delivered in person to Lender’s address as set forth herein, via wire, or ACH, or to such other place as Lender may from time to time designate.

(f) Notwithstanding any other provisions of this Note, or any instrument securing the obligations of Borrower under this Note, if, for any reason whatsoever, the payment of any sums by Borrower pursuant to the terms of this Note would result in the payment of Interest which would exceed the amount that Lender may legally charge under the laws of the State of Florida, then amount by which payment exceeds the Highest Lawful Rate shall automatically be deducted from the Principal balance owing on this Note, so that in no event shall Borrower be obligated under the terms of this Note to pay any interest which would exceed the lawful rate.

(g) Borrower shall pay to Lender all sums owing under this Note without deduction, offset, or counterclaim of any kind. The relationship of Borrower and Lender under this Note is solely that of Borrower and Lender, and the loan evidenced by this Note and pursuant to the Security Agreement will in no manner make Lender the partner or joint venturer of Borrower.

2. Interest. Interest (“Interest”) on the unpaid Principal balance of this Note shall accrue at a rate of Five Percent (5%) per annum from the effective date of this Note until repayment of this Note in full.

Anything herein to the contrary notwithstanding, if during any period for which Interest is computed hereunder, the amount of interest computed on the basis provided for in this Note, together with all fees, charges and other payments which are treated as interest under applicable law, as provided for herein or in any other document executed in connection herewith, would exceed the amount of such interest computed on the basis of the Highest Lawful Rate, Borrower shall not be obligated to pay, and Lender shall not be entitled to charge, collect, receive, reserve or take interest in excess of the Highest Lawful Rate, and during any such period the interest payable hereunder shall be computed on the basis of the Highest Lawful Rate. For purposes of this Note, the “Highest Lawful Rate” shall be defined as the maximum non-usurious rate of interest, as in effect from time to time, which may be charged, contracted for, reserved, received or collected by Lender in connection with this Note under applicable law.

3. Prepayment. Borrower may prepay the unpaid Principal balance of this Note, in whole or in part, together with all Interest accrued on the portion without any penalty.

4. Balloon Payment. Borrower promises to make a single, final payment for the entire Principal balance, plus all unpaid accrued interest, owed to Lender on or before the Maturity Date.

5. Grant of Security Interest. Borrower’s payment of all amounts due under this Note are secured pursuant to the Security Agreement attached hereto as Exhibit “A” and incorporated herein by this reference (the “Security Agreement”) under which Borrower pledges and assigns to Lender the following properties: (i) any and all of Borrower’s real property; (ii) any and all of Borrower’s tangible personal property, fixtures, leasehold improvements, trade fixtures, equipment, inventory and any and all other personal property; (iii) any and all of Borrower’s motor vehicles, vessels, mobile homes, or commercial coaches used as equipment of a going business; (iv) any and all inventory now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower’s custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above; (v) any and all of Borrower’s accounts receivable, deposit accounts and final money judgments including all open accounts, notes, or other obligations for the payment of money acquired by Borrower, and all cash and non-cash proceeds thereof; (vi) any of Borrower’s rights to any property sold or leased which receivables are created or arise out of the sale of merchandise by Borrower in the regular course of business; (vii) any and all of Borrower’s cash and non-cash proceeds (including insurance proceeds) and property in a safe-deposit box; (viii) all presently owned and a later acquired equipment, machinery, furniture, tools, replacements and improvements of any of the foregoing, together with the products and proceeds thereof; (ix) all contract rights, general intangibles, health care insurance receivables, payment intangibles and commercial tort claims, now owned or hereafter acquired, including, without limitation, all patents, patent rights (and applications and registrations therefor), trademarks and service marks (and applications and registrations therefor), inventions, copyrights, mask works (and applications and registrations therefor), trade names, trade styles, software and computer programs, trade secrets, methods, processes, know how, drawings, specifications, descriptions, and all memoranda, notes, and records with respect to any research and development, goodwill, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer disks, computer tapes, literature, reports, catalogs, design-rights, income tax refunds, payments of insurance and rights to payment of any kind and whether in tangible or intangible form or contained on magnetic media readable by machine together with all such magnetic media; (x) all property goods, chattels, tangible or intangible property in the same classes as detailed above; (xi) and all proceeds thereof, whether presently owned or acquired later, if any; and (xii) all products thereof and all additions and accessions thereto, substitutions therefor and replacements thereof (collectively, the “Collateral”). Such security interest shall exist continually until all amounts owed hereunder are satisfied.

This security interest is granted to secure any and all debt owed by Borrower to Lender pursuant to this Note and all costs and expenses incurred by Lender in the collection of the debt. By signing below, Borrower represents, warrants and covenants, among other things, (a) Borrower has good, marketable and indefeasible title to the Collateral and, except for senior encumbrances existing as of the date of this Note and the security interest created by this Note, Borrower has not made any prior sale, pledge, encumbrance, assignment or other disposition of any of the Collateral, and the Collateral is free from all encumbrances and rights of setoff of any kind except the lien in favor of Lender created by this Note and attached Security Agreement and any senior encumbrances existing as of the date of this Note, and shall at all times continue to be, a first priority perfected security interest in the Collateral; (b) except as herein provided, Client will not hereafter without Lender’s prior written consent sell, pledge, encumber, assign or otherwise dispose of any of the Collateral or permit any right of setoff, lien or security interest to exist thereon except to Lender; and (c) Borrower will defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein.

Lender, in its discretion, may file one or more financing statements under the Uniform Commercial Code, naming Borrower as a debtor and Lender as secured party and indicating the Collateral specified in this Note and attached Security Agreement.

Borrower shall execute, deliver and record a purchase money mortgage on any Real Property acquired with the loan proceeds.

6. Event of Default. Any of the following events shall constitute an “Event of Default”:

(a) Intentionally left blank;

(b) Borrower shall fail to execute, deliver and record a purchase money mortgage on all Real Property acquired with the loan proceeds;

(c) Borrower shall fail to pay when due any amount of Principal or Interest hereunder or other amount payable hereunder or under the Security Agreement;

(d) Borrower shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Note or the Security Agreement; or

(e) Any representation or warranty made or furnished by or on behalf of Borrower to Lender in writing in connection with this Note or the Security Agreement shall be false, incorrect, incomplete or misleading in any material respect when made or furnished.

(f) Borrower shall: (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or any material part of its property; (ii) admit in writing its inability to pay its debts generally as they mature; (iii) make a general assignment for the benefit of its or any of its creditors; (iv) be dissolved or liquidated in full or in part; (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it; or (vi) take or approve any action for the purpose of effecting any of the foregoing.

7. Lender’s remedies upon Default.

(a) Upon the occurrence of an Event of Default, the entire Principal balance of this Note, together with any accrued Interest, fees and costs, shall be immediately due and payable. In addition, Lender may pursue all rights and remedies available to it under this Note and Security Agreement, and at law or in equity. Borrower acknowledges and agrees that Lender’s remedies include the right to accelerate the Note by declaring the outstanding Principal balance of this Note, together with all accrued and unpaid Interest, fees and costs, due and payable immediately without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Borrower. Notwithstanding the terms of this Note, if any other document related to this Note provides for the automatic acceleration of payment by Borrower of sums owing under this Note, all sums owing shall be automatically due and payable in accordance with the terms of such other document.

(b) Upon a default, Note Holder may begin accruing interest on the unpaid Principal balance at a rate per annum equal to the interest rate provided for in Section 2, above, plus five (5%) per annum; provided, however, that no interest shall accrue hereunder in excess of the maximum rate of interest then allowed by law. Borrower agrees to pay such accrued interest on demand. The default rate of interest set forth herein is strictly a measure of liquidated damages to the Note Holder and is not meant to be construed as a penalty.

8. Miscellaneous Provisions.

(a) All notices and consents required under this Note and the attached Security Agreement shall be made in writing and shall be deemed communicated by personal delivery, by first-class United States Mail, postage prepaid, or by a nationally recognized overnight courier service, provided that next-business day service is requested, to the following addresses:

To Borrower:	Tersus Power, Inc.
1980 Festival Dr.
Suite 300
Las Vegas, NV 89135
Att: William Bossung, Chief Financial Officer

With a copy
via email to:

To Lender:	Global Technologies, Ltd.
501 1st Ave N
Suite 901
St. Petersburg, FL 33701
Att: Jimmy Wayne Anderson, President

(b) Notices delivered personally shall be deemed delivered as of such date the notice is delivered or delivery thereof is rejected by the addressee, notices delivered by first-class United States Mail shall be deemed delivered three (3) business days after deposit with the United States Postal Service, and notices delivered by overnight courier shall be deemed delivered the next business day following deposit of such notice with the overnight courier, provided that next business day service is requested.

(c) Lender identified in this Note shall not be deemed, by any act or omission, past, present or future, to have waived any of its rights or remedies under this Note unless the waiver is in writing and signed by Lender and then only to the extent specifically set forth in writing. A waiver with reference to one event shall not be construed as continuing or as a bar to or waiver of any right or remedy as to a subsequent event. No delay or omission of the Lender of this Note to exercise any right, whether before or after a default hereunder, will impair any such right or will be construed to be a waiver of any right or default. The acceptance at any time by Lender of this Note of any past-due amount will not be deemed to be a waiver of the right to require prompt payment when due of any other amounts then or thereafter due and payable. If there are any inconsistencies between the terms of this Note and the terms of any of the other documents, including, but not limited to, the Security Agreement, the terms of this Note will prevail.

(d) It is expressly agreed that if this Note, the Security Agreement or any other related document is referred to an attorney or if suit is brought to collect all or any part of this Note or enforce or construe any provision of the Note, Security Agreement or any other related document, then, upon Lender’s demand, Borrower promises and agrees to pay all reasonable costs, including reasonable attorneys’ fees, incurred by Lender, together with interest at the default rate of interest set forth herein, until paid in full. If any type of litigation is commenced related to this Note and/or the Security Agreement, including but not limited to, litigation arising from the enforcement of or a default under this Note, the non-prevailing party shall pay all reasonable costs and expenses, including reasonable attorneys’ fees, incurred by the prevailing party in such litigation.

(e) This Note may be amended only by an agreement in writing signed by both Borrower and Lender.

(f) Time is of the essence for the performance of all obligations of Borrower hereunder.

(g) The remedies of Lender under this Note, as provided herein, or in law or in equity, shall be cumulative and concurrent, and may be pursued singularly, successively, or together at the sole discretion of the Lender hereof, and may be exercised as often as occasion to exercise them may occur. The failure to exercise any such right or remedy shall in no event be construed as a waiver or a release thereof.

(h) If this Note is executed by more than one person or entity as Borrower, the obligations of each person or entity will be joint and several. No person or entity will be a mere accommodation maker, but each will be primarily and directly liable.

(i) Intentionally left blank.

(j) The terms, covenants and conditions contained herein will be binding upon the heirs, successors and assigns of Borrower and will inure to the benefit of the successors and assigns of Lender.

(k) This Note, and all related documents, will be construed in accordance with the laws of the State of Florida and may be enforced in any other state having jurisdiction over this matter. All persons and entities in any manner obligated under this Note consent to the jurisdiction of any Federal or State Court within the State of Florida, having proper venue and also consent to service of process by any means authorized by law.

(l) Borrower hereby represents and warrants that they have been advised to seek counsel with respect to their rights and obligations related to this Note and associated Security Agreement. Borrower has been advised to seek counsel to review this Note and the associated Security Agreement prior to executing.

The Rest of this Page Intentionally Left Blank

Borrower has duly executed this Note the day and year first above written and has hereunto set Borrower’s hand and seal.

BORROWER:

Tersus Power, Inc.

By:
William Bossung, Chief Financial Officer

A Notary Public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of _________

County of _________

On ________________________________________________ before me, _____________________,___________________________ personally appeared William Bossung, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or Tersus Power, Inc., the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of ___________ that the foregoing paragraph is true and correct.

EXHIBIT A

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (the “Security Agreement”), dated for reference purposes December 14, 2021, is entered into by and between Tersus Power, Inc., a Nevada corporation (the “Borrower”), and Global Technologies, Ltd, a Delaware limited company (“Lender”), with reference to the following facts:

A.	Borrower has executed a Senior Secured Promissory Note (as amended, modified or otherwise supplemented from time to time, the “Note”), in the Principal amount of $500,000, or so much thereof as shall have been advanced and is outstanding, in favor of Lender;

B.	Pursuant to the Note, Borrower has agreed to enter into this Security Agreement and to grant Lender the security interest in the Collateral described below.

NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions and Interpretation. When used in this Security Agreement, the following terms have the following respective meanings:

(a) “Collateral” has the meaning given to that term in Section 2 hereof.

(b) “Lien” means, with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance in, of, or on such property or the income therefrom, including, without limitation, the interest of a vendor or lessor under a conditional sale agreement, capital lease or other title retention agreement, or any agreement to provide any of the foregoing, and the filing of any financing statement or similar instrument under the UCC or comparable law of any jurisdiction.

(c) “Obligations” means all loans, advances, debts, liabilities and obligations, howsoever arising, owed by Borrower to Lender of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms of the Note and this Security Agreement, including, all interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by Borrower hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U.S.C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

(d) “Permitted Liens” means (a) Liens for taxes not yet delinquent or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been established; (b) Liens in respect of property or assets imposed by law which were incurred in the ordinary course of business, such as carriers’, warehousemen’s, materialmen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings; (c) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, and mechanic’s Liens, carrier’s Liens and other similar Liens to secure the performance of tenders, statutory obligations, contract bids, government contracts, performance and return of money bonds and other similar obligations, incurred in the ordinary course of business, whether pursuant to statutory requirements, common law or consensual arrangements; (d) Liens in favor of Lender; (e) Liens made in the ordinary course of business upon any equipment acquired or held by Borrower to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment, so long as such Lien extends only to the equipment financed, and any accessions, replacements, substitutions and proceeds (including insurance proceeds) thereof or thereto; (f) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default; (h) Liens made in the ordinary course of business which constitute rights of setoff of a customary nature or banker’s liens, whether arising by law or by contract; (i) Liens on insurance proceeds in favor of insurance companies granted solely as security for financed premiums; and (j) leases or subleases and licenses or sublicenses granted in the ordinary course of Borrower’s business.

(e) “UCC” means the Uniform Commercial Code as in effect from time to time.

All capitalized terms not otherwise defined herein shall have the respective meanings given in the Note. Unless otherwise defined herein, all terms defined in the UCC have the respective meanings given to those terms in the UCC.

2. Grant of Security Interest. Borrower hereby grants to Lender, to secure the payment and performance in full of all of the Obligations, a security interest in and so pledges and assigns to Lender the following properties, assets and rights of Borrower, wherever located (all of the same being hereinafter called the “Collateral”): (i) any and all of Borrower’s tangible personal property, fixtures, leasehold improvements, trade fixtures, equipment, inventory and any and all other personal property; (ii) any and all of Borrower’s motor vehicles, vessels, mobile homes, or commercial coaches used as equipment of a going business; (iii) any and all inventory now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower’s custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above; (iv) any and all of Borrower’s accounts receivable, deposit accounts and final money judgments including all open accounts, notes, or other obligations for the payment of money acquired by Borrower, and all cash and non-cash proceeds thereof; (v) any of Borrower’s rights to any property sold or leased which receivables are created or arise out of the sale of merchandise by Borrower in the regular course of business; (vi) any and all of Borrower’s cash and non-cash proceeds (including insurance proceeds) and property in a safe-deposit box; (vii) all presently owned and a later acquired equipment, machinery, furniture, tools, replacements and improvements of any of the foregoing, together with the products and proceeds thereof; (viii) all contract rights, general intangibles, health care insurance receivables, payment intangibles and commercial tort claims, now owned or hereafter acquired, including, without limitation, all patents, patent rights (and applications and registrations therefor), trademarks and service marks (and applications and registrations therefor), inventions, copyrights, mask works (and applications and registrations therefor), trade names, trade styles, software and computer programs, trade secrets, methods, processes, know how, drawings, specifications, descriptions, and all memoranda, notes, and records with respect to any research and development, goodwill, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer disks, computer tapes, literature, reports, catalogs, design- rights, income tax refunds, payments of insurance and rights to payment of any kind and whether in tangible or intangible form or contained on magnetic media readable by machine together with all such magnetic media; (ix) all property goods, chattels, tangible or intangible property in the same classes as detailed above; (x) all proceeds thereof, whether presently owned or acquired later, if any; and (xi) all products thereof and all additions and accessions thereto, substitutions therefor and replacements thereof.

3. Authorization to File Financing Statements. Borrower hereby irrevocably authorizes Lender at any time after an Event of Default to file in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of Borrower or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the State or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Article 9 of the Uniform Commercial Code of the State for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether Borrower is an organization, the type of organization and any organization identification number issued to Borrower and, (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Borrower agrees to furnish any such information to Lender promptly upon request.

4. Representations and Warranties Concerning Collateral, Etc. Borrower represents and warrants to Lender that Borrower is the owner of, or will become the owner of the Collateral, free from any adverse lien, security interest or other encumbrance, except for Permitted Liens, senior encumbrances existing as of the date of this Agreement and the security interest created by this Agreement.

5. Relation to Other Documents. The provisions of this Security Agreement supplement the provisions of any other agreement entered into between the parties regarding the Note.

6. Default and Remedies.

(a) Default. Borrower shall be deemed in default under this Security Agreement upon the occurrence and during the continuance of an Event of Default (as defined in the Note).

(b) Remedies. If an Event of Default shall have occurred and be continuing, Lender may, without notice to or demand upon Borrower, declare this Security Agreement to be in default, and Lender shall thereafter have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the UCC, including, without limitation, the right to take possession of the Collateral, and for that purpose Lender may, so far as Borrower can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the same therefrom. Lender may in its discretion require Borrower to assemble all or any part of the Collateral at such location or locations within the jurisdiction(s) of Borrower’s principal office(s) or at such other locations as Lender may reasonably designate. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Lender shall give to the Debtors at least five business days prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made. Borrower hereby acknowledges that five business days prior written notice of such sale or sales shall be reasonable notice. In addition, Borrower waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of Lender’s rights hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights with respect thereto.

(c) Application of Collateral Proceeds. The proceeds and/or avails of the Collateral, or any part thereof, and the proceeds and the avails of any remedy hereunder (as well as any other amounts of any kind held by Lender at the time of, or received by Lender after, the occurrence of an Event of Default) shall be paid to and applied as follows:

(i) First, to the payment of reasonable costs and expenses, including all amounts expended to preserve the value of the Collateral, of foreclosure or suit, if any, and of such sale and the exercise of any other rights or remedies, and of all proper fees, expenses, liability and advances, including reasonable legal expenses and attorneys’ fees, incurred or made hereunder by Lender;

(ii) Second, to the payment to Lender of the amount then owing and unpaid to Lender (to be applied first to accrued interest and second to outstanding principal);

(iii) Third, to the payment of other amounts then payable to Lender under the Note or this Security Agreement; and

(iv) Fourth, to the payment of the surplus, if any, to Borrower, its successors and assigns, or to whomsoever may be lawfully entitled to receive the same.

7. Miscellaneous

(a) Termination of Security Interest. Upon the payment in full of all Obligations, the security interest granted herein shall terminate and all rights to the Collateral shall revert to Borrower. Upon such termination Lender hereby authorizes Borrower to file any UCC termination statements necessary to effect such termination and Lender will execute and deliver to Borrower any additional documents or instruments as Borrower shall reasonably request to evidence such termination.

(b) Nonwaiver. No failure or delay on Lender’s part in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right.

(c) Amendments and Waivers. This Security Agreement may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by Borrower and Lender. Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given.

(d) Assignments. This Security Agreement shall be binding upon and inure to the benefit of successors, assigns, heirs, administrators and transferees of the parties; provided, however, that Borrower may not sell, assign or delegate rights and obligations hereunder without the prior written consent of Lender.

(e) Cumulative Rights and Related. The rights, powers and remedies of Lender under this Security Agreement shall be in addition to all rights, powers and remedies given to Lender by virtue of any applicable law, rule or regulation of any governmental authority, the Note or any other agreement, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing Lender’s rights hereunder. Borrower waives any right to require Lender to proceed against any person or entity or to exhaust any Collateral or to pursue any remedy in Lender’s power.

(f) Partial Invalidity. If at any time any provision of this Security Agreement is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Security Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

(g) Construction. Each of this Security Agreement and the Note is the result of negotiations among, and has been reviewed by, Borrower, Lender and their respective counsel. Accordingly, this Security Agreement and the Note shall be deemed to be the product of all parties hereto, and no ambiguity shall be construed in favor of or against Borrower or Lender.

(h) Entire Agreement. This Security Agreement and the Note constitute and contain the entire agreement of Borrower and Lender and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

(i) Other Interpretive Provisions. References in this Security Agreement and the Note to any document, instrument or agreement (a) includes all exhibits, schedules and other attachments thereto, (b) includes all documents, instruments or agreements issued or executed in replacement thereof, and (c) means such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Security Agreement or the Note refer to this Security Agreement or the Note, as the case may be, as a whole and not to any particular provision of this Security Agreement or the Note, as the case may be. The words “include” and “including” and words of similar import when used in this Security Agreement or the Note shall not be construed to be limiting or exclusive.

(j) Governing Law. This Security Agreement and all actions arising out of or in connection with this Security Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida, without regard to the conflicts of law rules of any other jurisdiction (except to the extent governed by the UCC).

(k) Counterparts. This Security Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.

(l) Further Assurances. Borrower shall execute, acknowledge, deliver, file, notarize and register (at its own expense) all documents, instruments, certificates, agreements and assurances and provide all information and take or forbear from all such action as Lender may reasonably deem necessary or appropriate to achieve the purposes of the Security Agreement or satisfy the obligations of Borrower hereunder.

(m) No Attorney Client Relationship For The Purposes Of This Note. Borrower hereby represents and warrants that they have been advised to seek alternate counsel with respect to their rights and obligations related to this Note and associated Security Agreement. Borrower has been advised to seek counsel to review this Note and the associated Security Agreement prior to executing.

IN WITNESS WHEREOF, Borrower has caused this Security Agreement to be executed as of the day and year first above written.

LENDER:	BORROWER:

GLOBAL TECHNOLOGIES, LTD.	TERSUS POWER, INC.

Date Signed:	Date Signed:

501 1st Ave N.	1980 Festival Dr.
Suite 901	Suite 300
St. Petersburg, FL 33701	Las Vegas, NV 89135
Lender’s Address	Borrower’s Address

Global Technologies, Ltd.,	Tersus Power, Inc.
a Delaware limited company	A Nevada corporation

By:		By:
Name:	Jimmy Wayne Anderson	Name:	William Bossung
Its:	President	Its:	Chief Financial Officer

A Notary Public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of ____________

County of ___________

On ________________________________________________ before me, ________________,_______________________________________________ personally appeared William Bossung, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or Tersus Power, Inc., the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of ________ that the foregoing paragraph is true and correct.

EXHIBIT A

ADVANCES TO BORROWER

Date	Amount	Lender	Borrower
December 14, 2021	$37,500